UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2017

GLOBAL EQUITY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54557	27-3986073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

X3 Jumeirah Bay, Office 3305,

Jumeirah Lake Towers

Dubai, UAE

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: + (971) 42767576 / + (1) 321 200 0142

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in our Form 10-Q Quarterly Report for the period ended September 30, 2017, Global Equity International, Inc. (“Company”) has previously entered in funding transactions with Mammoth Corporation (“Mammoth”). In exchange for Mammoth’s funding, the Company has issued a number of convertible debt instruments (“Instruments”) to Mammoth, the terms of which allow Mammoth to convert the principal and interest due under the Instruments into shares of the company’s common stock.

As of December 4, 2017, there were three Instruments outstanding. On December 7, 2017, Mammoth converted one of those Instruments (specifically, the remaining balance of Note 3 to Mammoth) into common stock. As of December 7, 2017, there are two Instruments Notes 4 and 5 to Mammoth) outstanding for an aggregate of $325,015.

Pursuant to a Rider to the Instruments, Mammoth and the Company agreed to suspend Mammoth’s conversion rights under the two currently outstanding Instruments beginning December 8, 2017 until June 15, 2018, in order to allow the Company to pay the two currently outstanding Instruments in cash, payable in six equal monthly payments of $54,168, beginning January 15, 2018 and ending on June 15, 2018.

Assuming that the Company makes the above payments in a timely manner, there will be no further dilution in the Company’s common stock as a result of conversion of debts due to Mammoth.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits – See “Exhibit Index” set forth below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2017

GLOBAL EQUITY INTERNATIONAL, INC.

By:	/s/ Enzo Taddei
Enzo Taddei
Chief Financial Officer

EXHIBIT INDEX

List of Exhibits attached or incorporated by reference pursuant to Item 601 of Regulation S-B

Exhibit No.	Document Description

10.1	Rider, dated December 4, 2017, by and between Global Equity International, Inc. and Mammoth Corporation (modifying terms of outstanding debt instruments)

99.1	Press Release, dated December 7, 2017